
                                               OWNERS OF 5% OR MORE OF OUTSTANDING SHARES                         Exhibit I
                                                          DECEMBER 31, 1997


                                                SOLE VOTING AND DISPOSITIVE POWER
                                                ---------------------------------
                                       Total    T. WAYNE         A. DANO   ROBERT
                                       No. of    DAVIS            DAVIS   D. DAVIS
        OWNER  (**)                    Shares   ("TWD")          ("DANO")  ("RDD")

------------------------------------ ---------- -------           -------  -------
DFS TRUST 1998                        9,878,537   (A) ---          --       --
DAVFAM, LTD                          35,132,800   (B) ---          --       --
DAVFAM II, LTD                        9,257,959   (C) ---          --       --
D. D. I., INC                         1,837,309   (D) ---          --       --
ADFAM PARTNERS, LTD                       7,846   (E) ---          --       --
AMERICAN HERITAGE LIFE INVEST. CORP      42,268   (F) ---          --       --
ADFAM CHARITIES, INC                      5,852   (G) ---          --       --
ADD FAMILY                               86,008       ---          --       --
RDD FAMILY AND TRUSTS                   227,627   (H) ---          --    227,616
DDS FAMILY                              233,850   (I) ---          --       --
JED - WD CHARITIES, INC                  12,572   (J) ---          --       --
DANO FAMILY AND TRUSTS                  463,493   (K) ---       463,493     --
DANO TRUSTEE - JED FAMILY TRUSTS         49,307   (L) ---         3,000     --
VD - WD CHARITIES, INC                1,136,340   (M) ---          --       --
CPS FAMILY                            1,006,351   (N) ---          --       --
TWD FAMILY                              188,814   (O) 188,814      --       --
OTHER FAMILY MEMBERS OF TWD             225,936   (P) ---          --       --
TWD - WD CHARITIES, INC                  24,000   (Q) ---          --       --
TWD - RETIREMENT PLANS                    2,996         2,996      --       --

                                     ----------       -------   -------  -------
                                     59,819,865       191,810   466,493  227,616
                                     ==========       =======   =======  =======

      Percent of Class                    40.23%         0.13%     0.31%    0.15%

(*)     Not included in totals.

(**) References to ADD, JED and MAD pertain to A. Darius Davis, James E. Davis and M. Austin Davis, respectively. ADD, JED, MAD and Tine W. Davis ("Tine"), all of which were brothers and the founders of the issuer, are deceased. RDD, DANO, TWD and CPS are the son of ADD, son of JED, sone of Tine, and son-in-law of MAD, respectively.

(***)   References  to SFC  pertain to Stephen F.  Carley,  trustee of DFS Trust
        1998.


                                               OWNERS OF 5% OR MORE OF OUTSTANDING SHARES                         Exhibit I
                                                      DECEMBER 31, 1997

                                                                                               SHARED VOTING
                                                SOLE VOTING AND DISPOSITIVE POWER          AND DISPOSITIVE POWER
                                        ------------------------------------------------   ---------------------
                                        CHARLES        DDI,  DFS TRUST 1998 Other Family
                                        P. STEPHENS  INC.(*)   SFC (***)   Members Owning  Other Than      DDI &
        OWNER  (**)                     ("CPS")      ("DDI")    ("DFS")     Less than 5%   DDI & DAVFAM  DAVFAM(*)
                                                                 (A)(D)
-------------------------------------   -------   ----------   ----------      -------    ---------   ----------
DFS TRUST 1998                             --           --      9,878,537         --           --           --
DAVFAM, LTD                                --     35,132,800   35,132,800         --           --     35,132,800
DAVFAM II, LTD                             --      9,257,959    9,257,959         --           --      9,257,959
D. D. I., INC                              --      1,837,309    1,837,309         --           --      1,837,309
ADFAM PARTNERS, LTD                        --           --           --           --          7,846         --
AMERICAN HERITAGE LIFE INVEST. CORP        --           --           --           --         42,268         --
ADFAM CHARITIES, INC                       --           --           --           --          5,852         --
ADD FAMILY                                 --           --           --         86,008         --           --
RDD FAMILY AND TRUSTS                      --           --           --             11         --           --
DDS FAMILY                                 --           --           --        233,850         --           --
JED - WD CHARITIES, INC                    --           --           --           --         12,572         --
DANO FAMILY AND TRUSTS                     --           --           --           --           --           --
DANO TRUSTEE - JED FAMILY TRUSTS           --           --           --           --         46,307         --
VD - WD CHARITIES, INC                     --           --           --           --      1,136,340         --
CPS FAMILY                              206,895         --           --         36,975      762,481         --
TWD FAMILY                                 --           --           --           --           --           --
OTHER FAMILY MEMBERS OF TWD                --           --           --        208,546       17,390         --
TWD - WD CHARITIES, INC                    --           --           --           --         24,000         --
TWD - RETIREMENT PLANS                     --           --           --           --           --           --

                                        -------   ----------   ----------      -------    ---------   ----------
                                        206,895   46,228,068   56,106,605      565,390    2,055,056   46,228,068
                                        =======   ==========   ==========      =======    =========   ==========

      Percent of Class                     0.14%       31.09%       37.73%        0.38%        1.38%       31.09%

(*)     Not included in totals.

(**) References to ADD, JED and MAD pertain to A. Darius Davis, James E. Davis and M. Austin Davis, respectively. ADD, JED, MAD and Tine W. Davis ("Tine"), all of which were brothers and the founders of the issuer, are deceased. RDD, DANO, TWD and CPS are the son of ADD, son of JED, sone of Tine, and son-in-law of MAD, respectively.

(***)   References  to SFC  pertain to Stephen F.  Carley,  trustee of DFS Trust
        1998.

(A) A trust, formed on December 17, 1997, to which certain shareholders of the issuer and DDI and all shareholders of Estuary Corporation ("Estuary") and ADSONS, Inc. ("ADSONS") (collectively, the "Grantors") contributed their shares of such corporations' stock in exchange for separate shares of beneficial interest in the trust. As a result of such contributions of securities by the Grantors, the trust has beneficial interest in 37.76% of the issuer's common stock. Such shares were held directly or by affiliated limited partnerships and corporations on December 31, 1997. On January 5, 1998, the trust was terminated and the following shares of the issuer's common stock, which were held directly by the trust, were distributed to Grantors for which the following reporting persons have sole or shared voting and dispositive powers.

                                    Voting and
                                Dispositive Powers
                                ------------------
                  Reporting
                    Person    Sole            Shared
                    ------    ----            ------

                     TWD      506,623       1,467,558
                    DANO    1,146,343       1,091,904
                     RDD      209,648
                     CPS                       28,044
                     DDI    1,645,400(*)
                            ---------       ---------

                            3,508,014       2,587,506
                            =========       =========

     (*)  Also shared by TWD, DANO, RDD and CPS.

(B) Limited partnership of which SIVAD Investors, LLC, a Limited Liability Corporation owned 99% by DDI and 1% by Estuary, is a 1% general partner and DDI, Estuary, ADSONS and FND, Ltd. are 84.46%, 8.53%, 2.85% and 3.16% limited partners, respectively.

(C) Limited partnership of which SIVAD Investors II, LLC, a Limited Liability Corporation owned 99% by DDI and 1% by Estuary, is a 1% general partner and DDI, Estuary and ADSONS are 77.68%, 10.07%, and 11.25% limited partners, respectively.

(D) A corporation, the common stock of which was held 90.07% by SFC, as sole trustee of the DFS Trust 1998, and 9.93% by other Davis family entities at December 31, 1997. On January 5, 1998, the termination date of DFS Trust 1998, such common stock was returned to the Grantors. RDD, DANO, TWD and CPS are directors of such corporation and have shared voting and dispositive powers for the shares held by the corporation as well as shares held by DAVFAM and DAVFAM II.

(E) Limited partnership of which ADD Trust, which is included in the estate of A . Darius Davis, is a 1% general and 79.23% limited partner. RDD is one of the beneficiaries of the estate and RDD has authority to replace the trustee of the ADD Trust. RODA Trust, a revocable trust of which RDD is sole trustee and beneficiary, is a 7.51% limited partner and a corporation of which RODA Trust is a 50% shareholder is a 1.98% general partner.

(F) A corporation which holds 100,000 shares of the issuer's common stock and is 42.27% owned by Davis entities.

(G) Private charitable foundation of which RDD is a director and officer.

(H) Trusts of which RDD is sole trustee and RDD and his children are beneficiaries, his wife individually and a trust FBO a grandchild of RDD of which a non-family party is trustee.

(I) Irrevocable trusts of which DANO's sister is the trustee and her children are beneficiaries.

(J) Private charitable foundation of which DANO, his wife, his sister and his mother are directors and he is an officer.

(K) Revocable trust of which DANO is sole trustee and beneficiary and DANO's wife, individually.

(L) Trusts of which DANO is sole trustee or co-trustee with his sister, and his mother and his sister are the beneficiaries.

(M) Private charitable foundation of which DANO, TWD, RDD and CPS are directors and RDD is an officer.

(N) Irrevocable trust of which CPS is co-trustee with his wife and his wife is beneficiary, CPS, CPS' wife and CPS' son, individually, and his wife as custodian for his son.

(O)  TWD,  individually,  a  revocable  trust of which TWD is sole  trustee  and
     beneficiary,   TWD's  wife  and  TWD,  as  custodian   for  his  child  and
     grandchildren.

(P) Revocable trust of which TWD and his mother are co-trustees and his mother is the beneficiary, and TWD's sister, individually.

(Q) Private charitable foundation of which TWD is a director.

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